UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2022

SLR Senior Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland	814-00849	27-4288022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Park Avenue, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 993-1670

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SUNS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 1, 2022, SLR Investment Corp., a Maryland corporation (“SLRC”), completed its previously announced acquisition of SLR Senior Investment Corp., a Maryland corporation (the “Company”), pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 1, 2021, by and among SLRC, the Company, Solstice Merger Sub, Inc., a Maryland corporation and wholly-owned subsidiary of SLRC (“Merger Sub”), and, solely for the limited purposes set forth therein, SLR Capital Partners, LLC, a Delaware limited liability company and investment adviser to each of SLRC and the Company. Pursuant to the Merger Agreement, Merger Sub was first merged with and into the Company, with the Company as the surviving corporation (the “Initial Merger”), and, immediately following the Initial Merger, the Company was then merged with and into SLRC, with SLRC as the surviving company (together with the Initial Merger, the “Merger”). As a result of, and as of the effective time of, the Merger, the Company’s separate existence ceased.

In accordance with the terms of the Merger Agreement, at the effective time of the Merger, each outstanding share of the Company’s common stock was converted into the right to receive 0.7796 shares of SLRC’s common stock (with the Company’s stockholders receiving cash in lieu of fractional shares of SLRC’s common stock). As a result of the Merger, SLRC issued an aggregate of approximately 12.5 million shares of its common stock to former stockholders of the Company prior to any adjustment for the former stockholders of the Company receiving cash in lieu of fractional shares.

The foregoing description of the Merger Agreement is a summary only and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed by the Company as Exhibit 2.1 to its Current Report on Form 8-K filed on December 1, 2021.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule; Transfer of Listing.

In connection with the closing of the transactions contemplated by the Merger Agreement, on April 1, 2022, the Company notified the Nasdaq Stock Market LLC (“Nasdaq”) of the consummation of Merger and requested that Nasdaq file with the U.S. Securities and Exchange Commission a Form 25 Notification of Removal of Listing and/or Registration to delist the shares of the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended. Trading of shares of the Company’s common stock on Nasdaq was halted after the close of trading on March 31, 2022. The information contained in Item 2.01 is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information required by Item 3.03 is contained in Item 2.01 and is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

As a result of the Merger, a change in control of the Company occurred. The information required by Item 5.01 is contained in Item 2.01 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, as of the effective time of the Merger, (i) each of the named executive officers and directors of the Company ceased to be named executive officers and directors of the Company and (ii) the director and officers of Merger Sub as of immediately prior to the effective time of the Merger became the directors and officers of the Company.

Item 7.01.	Regulation FD Disclosure.

On April 1, 2022, SLRC issued a press release announcing, among other things, the completion of the Merger. A copy of this press release is attached hereto as Exhibit 99.1.

The information disclosed under this Item 7.01 is being “furnished” and is not deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor is it deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger among SLR Investment Corp., SLR Senior Investment Corp., Solstice Merger Sub, Inc. and SLR Capital Partners, LLC (for the limited purposes set forth therein), dated as of December 1, 2021 (Incorporated by reference to Exhibit 2.1 filed with SLR Senior Investment Corp.’s Current Report on Form 8-K (File No. 814-00849) on December 1, 2021)

99.1	Press release of SLR Investment Corp. dated April 1, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLR Senior Investment Corp.

Date: April 1, 2022	By:	/s/ Richard L. Peteka
Richard L. Peteka
Secretary